West8 Tower

10205 Westheimer Road

Houston, Texas 77042

www.dresser-rand.com

For Immediate Release

Dresser-Rand Increases Size and Lengthens Tenor of Senior Secured Credit Facility

HOUSTON, September 30, 2013 – Dresser-Rand Group Inc. (“Dresser-Rand” or “the Company”) (NYSE: DRC), a global supplier of high-speed rotating equipment and service solutions, announced today that it has amended the Senior Secured Credit Facility with JP Morgan Securities Inc. as Administrative Agent and 21 lenders to increase the size of the facility from $1.06 billion to $1.46 billion, in the aggregate for all banks, and to extend the maturity from March 15, 2016 to September 30, 2018. The entire $400 million increase is attributed to the U.S. Dollar revolving credit portion of the overall Senior Secured Credit Facility, which now stands at $1.1 billion, up from $700 million.

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About Dresser-Rand

Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries. The Company operates manufacturing facilities in the United States, France, United Kingdom, Spain, Germany, Norway, and India, and maintains a network of 49 service and support centers (including 6 engineering and R&D centers) covering more than 150 countries.

Investor Contact: Blaise Derrico, Vice-President Investor Relations (713) 973-5497

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